Exhibit 10.5

FIRST LIEN INTERCREDITOR AGREEMENT

among

MALLINCKRODT PLC,
as the Parent,

MALLINCKRODT INTERNATIONAL FINANCE S.A.,
as the Lux Borrower,

MALLINCKRODT CB LLC,
as the Co-Borrower,

the other Grantors from time to time party hereto,

ACQUIOM AGENCY SERVICES LLC,
as Collateral Agent for the
Pari Passu Secured Parties and as the Authorized Representative for the Credit Agreement Secured Parties,

WILMINGTON SAVINGS FUND SOCIETY, FSB,
as the Initial Additional Authorized Representative,

and

each additional Authorized Representative from time to time party hereto dated as of

November 14, 2023

FIRST LIEN INTERCREDITOR AGREEMENT, dated as of November 14, 2023 (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among MALLINCKRODT PLC, a public limited company incorporated in Ireland (the “Parent”), MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (societe anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 124, boulevard de la Petrusse, L-2330 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 172.865 (the “Lux Borrower”), MALLINCKRODT CB LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Lux Borrower, the “Borrowers”), the other Grantors (as defined below) from time to time party hereto, ACQUIOM AGENCY SERVICES LLC (“Acquiom”), as collateral agent for the Pari Passu Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Collateral Agent”), the Credit Agreement Authorized Representative, WILMINGTON SAVINGS FUND SOCIETY, FSB (“WSFS”), as Authorized Representative for the Initial Additional Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Authorized Representative from time to time party hereto for the other Additional Secured Parties of the Series (as each such term is defined below) with respect to which it is acting in such capacity.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Collateral Agent (for itself and on behalf of the Pari Passu Secured Parties), the Credit Agreement Authorized Representative (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Secured Parties) and each additional Authorized Representative (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:

Article I

Definitions

Section 1.01          Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement (as defined below). As used in this Agreement, the following terms have the meanings specified below:

“Acquiom” has the meaning assigned to such term in the introductory paragraph hereto.

“Additional Documents” means, with respect to the Initial Additional Obligations or any Series of Additional Senior Class Debt, the notes, indentures, credit agreements, collateral agreements, security documents, guarantees and other operative agreements evidencing or governing such Indebtedness and the Liens securing such Indebtedness, including the Initial Additional Documents and the Additional Security Documents and each other agreement entered into for the purpose of securing the Initial Additional Obligations or any Series of Additional Senior Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional Obligations) has been designated as Additional Senior Class Debt pursuant to Section 6.13 hereto.

“Additional Obligations” means collectively (1) the Initial Additional Obligations and (2) all amounts owing pursuant to the terms of any Series of Additional Senior Class Debt designated as Additional Obligations pursuant to Section 6.13 after the date hereof, including, without limitation, the obligation (including guarantee obligations) to pay principal, premium, interest, fees, expenses (including interest, fees and expenses that accrue after the commencement of a Bankruptcy Case or any other Insolvency or Liquidation Proceeding, regardless of whether such interest, fees and expenses are an allowed claim under such Bankruptcy Case or any other Insolvency or Liquidation Proceeding at the rate provided for in the respective Additional Documents), letter of credit commissions, reimbursement obligations, charges, attorneys costs, indemnities, penalties, reimbursements, damages and other amounts payable by a Grantor under any Additional Document (including guarantees of the foregoing).

“Additional Secured Party” means the holders of any Additional Obligations and any Authorized Representative with respect thereto and the beneficiaries of each indemnification obligation undertaken by the Parent, the Borrowers and the other Grantors under any related Additional Document, and shall include the Initial Additional Secured Parties and the Additional Senior Class Debt Parties.

“Additional Security Document” means any collateral agreement, security agreement or any other agreement now existing or entered into after the date hereof that creates and/or perfects any Liens on any assets or properties of any Grantor to secure any of the Additional Obligations.

“Additional Senior Class Debt” has the meaning assigned to such term in Section 6.13.

“Additional Senior Class Debt Parties” has the meaning assigned to such term in Section 6.13.

“Additional Senior Class Debt Representative” has the meaning assigned to such term in Section 6.13.

“Agreement” has the meaning assigned to such term in the introductory paragraph of hereto.

“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Credit Agreement Authorized Representative, (ii) in the case of the Initial Additional Obligations or the Initial Additional Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Additional Senior Class Debt Representative for such Series named in the applicable Joinder Agreement.

“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law or similar proceedings for the relief of debtors.

“Borrowers” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Co-Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral” means all assets and properties subject to, or purported to be subject to, Liens created pursuant to any Pari Passu Security Document to secure one or more Series of Pari Passu Obligations.

“Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Credit Agreement” means the Credit Agreement, dated as of November 14, 2023, among, inter alios, the Parent, the Borrowers, the Collateral Agent, the Credit Agreement Administrative Agent and each lender from time to time party thereto, as amended, restated, amended and restated, Refinanced, extended, supplemented or otherwise modified from time to time.

“Credit Agreement Administrative Agent” means the “Administrative Agent” as defined in the Credit Agreement and shall include any successor administrative agent (including as a result of any Refinancing or other modification of the Credit Agreement).

“Credit Agreement Authorized Representative” means the Credit Agreement Administrative Agent as Authorized Representative for the Credit Agreement Secured Parties.

“Credit Agreement Collateral Document” means any “Security Document” (as defined in the Credit Agreement) or similar defined term in the Credit Agreement or any other agreement now existing or entered into after the date hereof that creates and/or perfects any Liens on any assets or properties of any Grantor to secure any of the Credit Agreement Obligations.

“Credit Agreement Obligations” means all “Obligations” as defined in the Credit Agreement.

“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.

“Delegate” has the meaning assigned to such term in the English Security Documents.

“DIP Financing” has the meaning assigned to such term in Section 2.05(b).

“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).

“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).

“Direction of Majority First Lien Secured Parties” means a written direction or consent from the Pari Passu Secured Parties holding a majority in the aggregate of the outstanding principal amount of Pari Passu Obligations constituting Indebtedness, which such direction or consent shall be delivered to the Collateral Agent by (1) with respect to the Credit Agreement Secured Parties, the Collateral Agent, specifying the amount of such Credit Agreement Obligations held by the Credit Agreement Secured Parties providing such direction or consent, and (2) with respect to any Additional Secured Parties, the Authorized Representative for such Additional Secured Parties, specifying the amount of such Additional Obligations held by the Additional Secured Parties providing such direction or consent. Notwithstanding any provision in this Agreement to the contrary, (x) no person shall have any voting rights under this Agreement (including the ability to provide a written direction or consent pursuant to the definition of Direction of Majority First Lien Secured Parties in the capacity as a holder of such obligations) solely as a result of the existence of obligations owed to it under any Secured Hedge Agreement or Secured Cash Management Agreement and (y) the Credit Agreement Administrative Agent shall not have any voting rights under this Agreement (including the ability to provide a written direction or consent pursuant to the definition of Direction of Majority First Lien Secured Parties in the capacity as a holder of such obligations) in respect of Delayed Distribution Term Loans (as defined in the Credit Agreement), and such Delayed Distribution Term Loans shall not be deemed outstanding for purposes of this definition, until the assignment of such Delayed Distribution Term Loans in accordance with Section 9.04(h) of the Credit Agreement.

“Discharge” means, with respect to any Shared Collateral and any Series of Pari Passu Obligations, the date on which such Series of Pari Passu Obligations is no longer secured by such Shared Collateral. The term “Discharged” shall have a corresponding meaning.

“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the Discharge of the Credit Agreement Obligations with respect to such Shared Collateral; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with Additional Obligations secured by such Shared Collateral under an Additional Document that has been designated in writing by the Credit Agreement Administrative Agent (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.

“English Security Documents” means each Pari Passu Security Document governed by the laws of England and Wales.

“English Transaction Security” means the Collateral created or expressed to be created in favor of the Collateral Agent as trustee for the Pari Passu Secured Parties pursuant to any English Security Documents.

“English Trust Property” means:

(a)          all rights, interests, benefits and other property comprised in the English Transaction Security and the proceeds thereof;

(b)          any rights, interests, entitlements, choses in action or other property (actual or contingent) and the proceeds thereof which the Collateral Agent is required by the terms of the English Transaction Security to hold as trustee on trust for the Pari Passu Secured Parties;

(c)          any representation, obligation, covenant, warranty or other contractual provision in favor of the Collateral Agent (other than any made or granted solely for its own benefit) made or granted in or pursuant to any of the English Security Documents to which the Collateral Agent is a party;

(d)          other obligations in the English Security Documents expressed to be undertaken by a Grantor to pay amounts in respect of the Pari Passu Obligations to the Collateral Agent as trustee for the Pari Passu Secured Parties and secured by the English Transaction Security.

“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.

“First-Out Obligations” means all “Loan Obligations” (as defined in the Credit Agreement as of the date hereof) with respect to “First-Out Term Loans” (as defined in the Credit Agreement as of the date hereof); provided that in connection with a Refinancing of such First-Out Obligations with Additional Obligations secured by such Shared Collateral under an Additional Document, if such Additional Obligations have been designated in writing by the Lux Borrower (under the Credit Agreement so Refinanced) to the Collateral Agent and each other Authorized Representative as “First-Out Obligations” for purposes of this Agreement, then such obligations shall constitute First-Out Obligations hereunder.

“Financial Officer” of any person means the chief executive officer, chief financial officer, any executive vice president, any senior vice president, any vice president, the principal accounting officer, the treasurer, any assistant treasurer, any controller or any director of such person or any other officer performing duties customarily associated with the foregoing offices.

“Grantors” means the Parent, the Borrowers and each of the Subsidiary Loan Parties (as defined in the Credit Agreement) and each other parent entity or Subsidiary of the Parent which has granted (i) a guaranty of any Series of Pari Passu Obligations and/or (ii) a security interest pursuant to any Pari Passu Security Document to secure any Series of Pari Passu Obligations (including any such person that becomes a party to this Agreement as contemplated by Section 6.16). The Grantors existing on the date hereof are set forth in Annex I hereto.

“Impairment” has the meaning assigned to such term in Section 1.04.

“Initial Additional Agreement” means that certain Indenture, dated as of November 14, 2023, among the Parent, the Lux Borrower, as issuer, Co-Borrower, as US co-issuer, the guarantors from time to time party thereto, Acquiom, as First Lien Collateral Agent and WSFS, as trustee (including any successor in such capacity, the “Trustee”), as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph hereto.

“Initial Additional Documents” means the Initial Additional Agreement, the notes issued pursuant thereto, the “First Lien Collateral Documents” (as defined in the Initial Additional Agreement) and any other collateral agreements, security documents, guarantees and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness.

“Initial Additional Obligations” means the First Priority Notes Obligations (as defined in the Initial Additional Agreement).

“Initial Additional Secured Parties” means the Initial Additional Authorized Representative and the holders of the Initial Additional Obligations issued pursuant to the Initial Additional Agreement.

“Insolvency or Liquidation Proceeding” means:

(a)          any case commenced by or against the Parent, any Borrower or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshaling of the assets or liabilities of the Parent, any Borrower or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Parent, any Borrower or any other Grantor, the appointment of an examiner, process adviser or any similar case or proceeding (including any such proceeding under applicable corporate law) relative to the Parent, any Borrower or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b)          any liquidation, dissolution, examinership, rescue process, marshaling of assets or liabilities or other winding up of or relating to the Parent, any Borrower or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or

(c)          any other proceeding of any type or nature in which substantially all claims of creditors of the Parent, any Borrower or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).

“Joinder Agreement” means a joinder to this Agreement substantially in the form of Annex II hereto or such other form as shall be approved by the Collateral Agent.

“Lien” means, with respect to any asset, any (a) any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest, or similar monetary encumbrance of any kind in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing relating to such asset); provided that in no event shall an operating lease or agreement to sell be deemed to constitute a Lien.

“Lux Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Luxembourg” means the Grand Duchy of Luxembourg.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Parent” has the meaning assigned to such term in the introductory paragraph of this Agreement.

“Pari Passu Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional Obligations.

“Pari Passu Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional Secured Parties with respect to each Series of Additional Obligations.

“Pari Passu Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Additional Security Documents.

“Possessory Collateral” means any Shared Collateral in the possession and/or control of the Collateral Agent (or its agents or bailees), to the extent that possession and/or control thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction or under any other applicable law. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments, and Chattel Paper (in each case, as defined in the New York UCC), in each case, delivered to or in the possession of and/or under the control of the Collateral Agent under the terms of the Pari Passu Security Documents.

“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.

“Proceeds” has the meaning assigned to such term in Section 2.01(a).

“Receiver” has the meaning assigned to such term in the English Security Documents.

“Recovery” has the meaning assigned to such term in Section 2.06.

“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay such indebtedness, or to issue other indebtedness or enter into alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.

“Responsible Officer” of any person means (i) any director (administrateur), manager (gérant), executive officer, Financial Officer, of such person, (ii) any authorized signatory appointed by the board of directors (conseil d'administration) or board of managers (conseil de gérance) of such person (as applicable), (iii) the chairman of the board, the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, the treasurer, any assistant treasurer, any controller, any secretary or any assistant secretary of such person and (iv) and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of the relevant Secured Credit Documents.

“Secured Cash Management Agreement” has the meaning assigned to such term in the Credit Agreement.

“Secured Credit Document” means (i) the Credit Agreement and each Loan Document (as defined in the Credit Agreement), (ii) each Initial Additional Document, and (iii) each Additional Document for Additional Obligations incurred after the date hereof.

“Secured Hedge Agreement” has the meaning assigned to such term in the Credit Agreement.

“Series” means (a) with respect to the Pari Passu Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional Secured Parties (in their capacities as such), and (iii) any Additional Secured Parties (in their capacities as such) that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Secured Parties), and (b) with respect to any Pari Passu Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional Obligations, and (iii) any Additional Obligations incurred after the date hereof pursuant to any Additional Document, the holders of which, pursuant to any Joinder Agreement, are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Obligations).

“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Pari Passu Obligations (or their respective Authorized Representatives or the Collateral Agent on behalf of such holders) hold a valid and perfected security interest at such time. If more than two Series of Pari Passu Obligations are outstanding at any time and the holders of less than all Series of Pari Passu Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Pari Passu Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series that does not have a valid and perfected security interest in such Collateral at such time.

“Trustee” has the meaning assigned to such term in the definition of “Initial Additional Agreement”.

“Trustee Acts” means the Trustee Act 1925 and the Trustee Act 2000.

Section 1.02         Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any person shall be construed to include such person’s successors and assigns, but shall not be deemed to include the Subsidiaries of such person unless express reference is made to such Subsidiaries, (iii) the words “hereto,” “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

Section 1.03         Luxembourg Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a Grantor whose registered office or place of central administration is in Luxembourg, a reference to:

(a)          a winding-up, administration or dissolution includes, without limitation, bankruptcy (faillite) and administrative dissolution without liquidation (dissolution administrative sans liquidation);

(b)          a reorganisation includes, without limitation, judicial reorganisation (réorganisation judiciaire);

(c)          a receiver, administrative receiver, administrator, trustee, custodian, or similar officer includes, without limitation, a juge délégué, juge-commissaire, mandataire ad hoc, administrateur provisoire, liquidateur or curateur;

(d)          a lien or security interest includes any hypothèque, nantissement, gage, privilège, sûreté réelle, droit de rétention, and any type of security in rem (sûreté réelle) or agreement or arrangement having a similar effect and any transfer of title by way of security;

(e)          a person being unable to pay its debts includes that person being in a state of cessation de paiements;

(f)          commencing negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness includes any such negotiations conducted in order to reach an amicable agreement (accord amiable) with creditors pursuant to the Luxembourg act dated 7 August 2023 on business continuity and the modernization of bankruptcy;

(g)          by-laws or constitutional documents include its up-to-date (restated) articles of association (statuts coordonnés); and

(h)          a director, manager or officer includes its administrateurs or gérants.

Section 1.04         Impairments. It is the intention of the Pari Passu Secured Parties of each Series that the holders of Pari Passu Obligations of such Series (and not the Pari Passu Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Pari Passu Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Pari Passu Obligations), (y) any of the Pari Passu Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Pari Passu Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Pari Passu Obligations) on a basis ranking prior to the security interest of such Series of Pari Passu Obligations but junior to the security interest of any other Series of Pari Passu Obligations or (ii) the existence of any Collateral for any other Series of Pari Passu Obligations that is not Shared Collateral for such Series (any such condition referred to in the foregoing clauses (i) or (ii) with respect to any Series of Pari Passu Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any fee interest in real property subject to a mortgage that applies to all Pari Passu Obligations shall not be deemed to be an Impairment of any Series of Pari Passu Obligations. In the event of any Impairment with respect to any Series of Pari Passu Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Pari Passu Obligations, and the rights of the holders of such Series of Pari Passu Obligations (including, without limitation, the right to receive distributions in respect of such Series of Pari Passu Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Pari Passu Obligations subject to such Impairment. Additionally, in the event the Pari Passu Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code or any other provision of any Bankruptcy Law), any reference to such Pari Passu Obligations or the Pari Passu Security Documents governing such Pari Passu Obligations shall refer to such obligations or such documents as so modified.

Section 1.05         Irish Terms. Without prejudice to the generality of any provision of this Agreement, in this Agreement where it relates to a Grantor which is incorporated under the laws of Ireland:

(a)          "dissolution" includes such entity being struck off the Register of Companies in Ireland;

(b)          an "examiner" means an examiner (including any interim examiner) appointed under section 509 of the Companies Act 2014 of Ireland (as amended) and "examinership" shall be construed accordingly;

(c)          a "process adviser" means a person acting as a process adviser within the meaning of section 558A(1) of the Companies Act 2014 of Ireland (as amended);

(d)          a "rescue process" means the rescue process for small and micro companies contemplated by Part 10A of the Companies Act 2014 of Ireland (as amended);

(e)          such person being unable to pay its debts (however described) includes that person being unable to pay its debts within the meaning of section 509(3) (a) and (c) and section 570 of the Companies Act 2014 of Ireland (as amended); and

(f)          any references to Ireland exclude Northern Ireland.

Article II

Priorities and Agreements with Respect to Shared Collateral

Section 2.01         Priority of Claims.

(a)          Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.04), if an Event of Default has occurred and is continuing, and the Collateral Agent or any Pari Passu Secured Party is taking action to enforce rights in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Bankruptcy Case or any other Insolvency or Liquidation Proceeding of the Parent, any Borrower or any other Grantor (including any adequate protection payments) or any Pari Passu Secured Party receives any payment pursuant to any other intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by the Collateral Agent or any other Pari Passu Secured Party on account of such enforcement of rights or remedies or distribution in respect thereof in any Bankruptcy Case or any other Insolvency or Liquidation Proceeding or any payment received by the Collateral Agent or any other Pari Passu Secured Party pursuant to any other such intercreditor agreement (other than this Agreement) with respect to such Shared Collateral and any proceeds of such payment or distribution (subject, in the case of any such proceeds, payment or distribution, to the sentence immediately following) (all proceeds of any sale, collection or other liquidation of any Shared Collateral and all such payments and proceeds of any such payment or distribution being collectively referred to as “Proceeds”), shall be applied: (i) FIRST, to the payment in full in cash of all amounts owing to or incurred by any Receiver, the Collateral Agent and each Authorized Representative, in its capacity as such, pursuant to the terms of any Secured Credit Document, (ii) SECOND, to pay any fees, indemnities or expense reimbursements then due to the Pari Passu Secured Parties (in their capacities as such) from the Grantors on a ratable basis pursuant to the terms of any Secured Credit Document, (iii) THIRD, subject to Section 1.04, to the payment in full in cash of any other Pari Passu Obligations that constitute First-Out Obligations and, so long as the First-Out Obligations remain outstanding, any other amounts owing with respect to Secured Cash Management Agreements and Secured Hedge Agreements on a ratable basis, with such Proceeds to be applied to the First-Out Obligations and any other amounts owing with respect to Secured Cash Management Agreements and Secured Hedge Agreements in accordance with the terms of the Credit Agreement, (iv) FOURTH, subject to Section 1.04, to the payment in full in cash of any other Pari Passu Obligations of each Series (other than First-Out Obligations) and, to the extent the First-Out Obligations are no longer outstanding, any other amounts owing with respect to Secured Cash Management Agreements and Secured Hedge Agreements on a ratable basis, with such Proceeds to be applied to such Pari Passu Obligations of a given Series and any other amounts owing with respect to Secured Cash Management Agreements and Secured Hedge Agreements in accordance with the terms of the applicable Secured Credit Documents, and (v) FIFTH, after Discharge of all Pari Passu Obligations, to the Parent, the Borrowers and the other Grantors or their successors or assigns, as their interests may appear, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct; provided that, following the commencement of any Insolvency or Liquidation Proceeding with respect to any Grantor, solely for the purposes of this Section 2.01(a) and not the Credit Agreement or any Additional Documents, in the event that the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the Pari Passu Obligations to be allowed under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of Pari Passu Obligations of each Series of Pari Passu Obligations shall include only the maximum amount of Post-Petition Interest allowable under Sections 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding. If, despite the provisions of this Section 2.01(a), any Pari Passu Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Pari Passu Obligations to which it is then entitled in accordance with this Section 2.01(a), such Pari Passu Secured Party shall hold such payment or recovery in trust for the benefit of all Pari Passu Secured Parties in accordance with Section 2.03(b) for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral for which a third party (other than a Pari Passu Secured Party) has a Lien or security interest that is junior in priority to the security interest of any Series of Pari Passu Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Pari Passu Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Pari Passu Obligations with respect to which such Impairment exists.

(b)          Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Pari Passu Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Pari Passu Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.04), each Pari Passu Secured Party hereby agrees that the Liens securing each Series of Pari Passu Obligations on any Shared Collateral shall be of equal priority.

Section 2.02         Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.

(a)          Only the Collateral Agent may act with respect to any Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral).

(b)          With respect to any Shared Collateral, (i) the Collateral Agent shall act solely on the Direction of Majority First Lien Secured Parties and (ii) no other Pari Passu Secured Party (other than Direction of Majority First Lien Secured Parties) shall, or shall instruct the Collateral Agent to, commence any judicial or non judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator, examiner, process adviser or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any other intercreditor agreement with respect to any Shared Collateral), whether under any Pari Passu Security Document, applicable law or otherwise, it being agreed that only the Collateral Agent, acting on the Direction of Majority First Lien Secured Parties and in accordance with the applicable Pari Passu Security Documents, may take any such actions or exercise any such remedies with respect to Shared Collateral.

(c)          Notwithstanding the equal priority of the Liens securing each Series of Pari Passu Obligations with respect to any Shared Collateral, the Collateral Agent (acting at the Direction of Majority First Lien Secured Parties) may deal with the Shared Collateral as if the Collateral Agent had a senior Lien on such Shared Collateral. No Authorized Representative or Pari Passu Secured Party will contest, protest or object (or support any other person in contesting, protesting or objecting) to any foreclosure proceeding or action brought by the Collateral Agent or any other exercise by the Collateral Agent of any rights and remedies relating to the Shared Collateral; provided, further, that notwithstanding anything to the contrary herein or in any other Secured Credit Document, each Pari Passu Secured Party whose Pari Passu Obligations are credit bid in a sale or other disposition (whether pursuant to Section 363 of the Bankruptcy Code or otherwise) or discharged in a strict foreclosure proceeding shall be entitled to receive interests in the Shared Collateral or other asset or property acquired in connection with any such transaction (or in the equity interests of the acquisition vehicle or vehicles that are used to consummate such transaction) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Pari Passu Obligations of such Pari Passu Secured Party that were credit bid or discharged in such transaction by (y) the aggregate amount of all Pari Passu Obligations that were credit bid or discharged in such transaction. The foregoing shall not be construed to limit the rights and priorities of any Pari Passu Secured Party, the Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.

(d)          Each of the Authorized Representatives, for itself and on behalf of the Pari Passu Secured Parties of the Series for whom it is acting, agrees that it will not (and hereby waives any right to) question or contest or support any other person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Pari Passu Secured Parties in all or any part of the Collateral, or the provisions of this Agreement.

Section 2.03         No Interference; Payment Over.

(a)          Each of the Authorized Representatives, for itself and on behalf of the Pari Passu Secured Parties of the Series for whom it is acting, agrees that: (i) it will not challenge or question in any proceeding the validity or enforceability of any Pari Passu Obligations of any Series or any Pari Passu Security Document or the validity, attachment, perfection or priority of any Lien under any Pari Passu Security Document or the validity or enforceability of the priorities, rights or duties established by, or other provisions of, this Agreement; (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Collateral Agent; (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Collateral Agent or any other Pari Passu Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any other intercreditor agreement) or (B) consent to the exercise by the Collateral Agent or any other Pari Passu Secured Party of any right, remedy or power with respect to any Shared Collateral; (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Collateral Agent or any other Pari Passu Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Collateral Agent or any other Pari Passu Secured Party shall be liable for any action taken or omitted to be taken by the Collateral Agent or other Pari Passu Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement; (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshaled upon any foreclosure or other disposition of such Collateral; and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Collateral Agent, any Authorized Representative or any other Pari Passu Secured Party to enforce this Agreement.

(b)          Each of the Authorized Representatives, for itself and on behalf of the Pari Passu Secured Parties of the Series for whom it is acting, agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, (i) pursuant to any Pari Passu Security Document, (ii) by the exercise of any rights available to it under applicable law or through any other exercise of remedies (including pursuant to any other intercreditor agreement), or (iii) in any Insolvency or Liquidation Proceeding, at any time prior to the Discharge of each of the Pari Passu Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Pari Passu Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Collateral Agent, to be distributed in accordance with the provisions of Section 2.01 hereof.

Section 2.04         Release of Liens.

(a)          If, at any time the Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time and including any disposition of any Shared Collateral by any Grantor after the occurrence and during the continuance of any Event of Default with the consent of the Collateral Agent at the Direction of Majority First Lien Secured Parties (to the extent such consent is required)): (i) the Liens in favor of the Collateral Agent for the benefit of each Series of Pari Passu Secured Parties upon such Shared Collateral will automatically be released and discharged and (ii) if the asset that is subject to such foreclosure or other exercise of remedies consists of the equity interests of any Grantor, (x) such Grantor and any Subsidiary of such Grantor will automatically be released and discharged as Grantors with respect to each Series of Pari Passu Obligations and (y) the Liens in favor of the Collateral Agent for the benefit of each Series of Pari Passu Secured Parties upon the assets of such Grantor constituting Shared Collateral will automatically be released and discharged; provided that (A) the Liens in favor of the Collateral Agent for the benefit of each related Series of Pari Passu Secured Parties secured by such Shared Collateral attach to any such Proceeds of such sale or disposition with the same priority vis-a-vis all the other Pari Passu Secured Parties as existed prior to the commencement of such sale or other disposition, and any such Liens shall remain subject to the terms of this Agreement until application thereof pursuant to Section 2.01 and (B) any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

(b)          Each Authorized Representative agrees to execute and deliver (at the sole costs and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section 2.04.

(c)          Each Authorized Representative, for itself and on behalf of the Pari Passu Secured Parties of the Series for whom it is acting, hereby irrevocably appoints the Collateral Agent and any officer or agent of the Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full in-evocable power and authority in the place and stead of such Authorized Representative or Pari Passu Secured Party, to take any and all appropriate action and to execute any and all documents and instruments that may be necessary to evidence and confirm any release of Shared Collateral provided for in this Section 2.04.

Section 2.05         Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.

(a)          This Agreement shall continue in full force and effect notwithstanding the commencement of any Insolvency or Liquidation Proceeding. The parties hereto acknowledge that the provisions of this Agreement are intended to be enforceable as contemplated by Section 510(a) of the Bankruptcy Code. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.

(b)          If the Parent, the Lux Borrower and/or any other Grantor shall become subject to a case or proceeding (a “Bankruptcy Case”) under the Bankruptcy Code or any other Bankruptcy Law and shall, as debtor(s)-in-possession, move for approval of new money financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) to the Parent, the Lux Borrower or such Grantor under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, each Authorized Representative, for itself and on behalf of the Pari Passu Secured Parties of the Series for whom it is acting agrees that it will not raise, join or support any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless the Collateral Agent (acting at the Direction of Majority First Lien Secured Parties) shall then oppose or object (or join in or support any objection) to such DIP Financing or such DIP Financing Liens or use of cash collateral (and (i) to the extent that a Direction of Majority First Lien Secured Parties authorizes such DIP Financing Liens to be senior to the Liens on any such Shared Collateral for the benefit of the Pari Passu Secured Parties, each Authorized Representative, for itself and on behalf of the Pari Passu Secured Parties of the Series for whom it is acting, will subordinate its Liens (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens) with respect to such Shared Collateral to the DIP Financing Liens, and (ii) to the extent that a Direction of Majority First Lien Secured Parties authorizes such DIP Financing Liens to rank pari passu with the Liens on any such Shared Collateral granted to secure the Pari Passu Obligations of the Pari Passu Secured Parties, each Authorized Representative for itself and on behalf of the Pari Passu Secured Parties of the Series for whom it is acting, will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Pari Passu Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-a-vis all the other Pari Passu Secured Parties (other than any Liens of the Pari Passu Secured Parties constituting DIP Financing Liens securing the new money portion of the DIP Financing only) as existed prior to the commencement of the Bankruptcy Case, (B) the Pari Passu Secured Parties of each Series are granted Liens on any additional Collateral pledged to any Pari Passu Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-a-vis the Pari Passu Secured Parties (other than any Liens of any Pari Passu Secured Parties constituting DIP Financing Liens securing the new money portion of the DIP Facility only) as set forth in this Agreement, (C) if any amount of such DIP Financing or cash collateral is applied to repay or issued in exchange for any of the Pari Passu Obligations, such amount is applied pursuant to Section 2.01 and (D) if any Pari Passu Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that this Agreement shall not limit the right of the Pari Passu Secured Parties of each Series to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Pari Passu Secured Parties of such Series or its Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Pari Passu Secured Parties receiving adequate protection shall not object to any other Pari Passu Secured Party receiving adequate protection comparable to any adequate protection granted to such Pari Passu Secured Parties in connection with a DIP Financing or use of cash collateral.

(c)          Each Authorized Representative and each Pari Passu Secured Party agrees that none of them shall seek (or support any other person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Shared Collateral, without the Direction of Majority First Lien Secured Parties.

(d)          Each Pari Passu Secured Party agrees that, in an Insolvency or Liquidation Proceeding or otherwise, none of them will oppose any sale or disposition of any Shared Collateral of any Grantor that is supported by the Collateral Agent acting at the Direction of Majority First Lien Secured Parties, and will be deemed to have consented under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law (and otherwise) to any such sale or disposition and to have released its Liens on the assets so sold or disposed; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

Section 2.06         Reinstatement. In the event that any of the Pari Passu Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference, fraudulent transfer or other avoidance action under the Bankruptcy Code or other Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid (a “Recovery”), the applicable Pari Passu Secured Parties shall be entitled to a reinstatement of their Pari Passu Obligations with respect to such recovered amounts on the date of such Recovery, and the terms and conditions of this Article II shall be fully applicable thereto until all such Pari Passu Obligations shall again have been paid in full in cash. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 2.06 shall survive termination of this Agreement.

Section 2.07         Insurance. As between the Pari Passu Secured Parties, the Collateral Agent (acting at the Direction of Majority First Lien Secured Parties) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation, expropriation or similar proceeding affecting the Shared Collateral and the Collateral Agent shall apply the proceeds to any such adjustment, settlement or award in accordance with this Agreement.

Section 2.08         Refinancings, etc. The Pari Passu Obligations of any Series may, subject to the limitations set forth in the then-extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced (in whole or in part) or otherwise amended or modified from time to time, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of any Pari Passu Secured Party of any other Series, all without affecting the priorities provided for in Section 2.01(a) or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.

Section 2.09         Possessory Collateral Agent as Gratuitous Bailee and Agent for Perfection.

(a)          The Possessory Collateral shall be delivered to the Collateral Agent and the Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee and non-fiduciary agent for the benefit of each other Pari Passu Secured Party for which such Possessory Collateral is Shared Collateral and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(b)          The Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee and non-fiduciary agent for the benefit of each other Pari Passu Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Pari Passu Security Documents, in each case, subject to the terms and conditions of this Section 2.09.

(c)          The duties or responsibilities of the Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee and non-fiduciary agent for the benefit of each other Pari Passu Secured Party for purposes of perfecting the Lien held by such Pari Passu Secured Parties thereon.

Section 2.10         Amendments to Security Documents.

(a)          Each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting, agrees that no Pari Passu Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Pari Passu Security Document would be prohibited by any of the terms of this Agreement.

(b)          [Reserved.]

(c)          Each Pari Passu Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Pari Passu Security Document (including, without limitation, to release any Liens securing any Series of Pari Passu Obligations), so long as the Collateral Agent (and each Authorized Representative that executes a consent to such amendment) receives a certificate of a Responsible Officer of the Lux Borrower stating that such amendment is permitted by the terms of each then-extant Secured Credit Document. Additionally, each Pari Passu Secured Party agrees that the Collateral Agent may enter into any amendment (and, upon request by the Collateral Agent, each Authorized Representative shall sign a consent to such amendment) to any Pari Passu Security Document solely as such Pari Passu Security Document relates to a particular Series of Pari Passu Obligations (including, without limitation, to release any Liens securing such Series of Pari Passu Obligations), so long as (x) such amendment is in accordance with the Secured Credit Documents pursuant to which such Series of Pari Passu Obligations was incurred and (y) such amendment does not violate the terms of any Secured Credit Document related to any other Series; provided that each Authorized Representative that executes a consent to such amendment shall have received a certificate of a Responsible Officer of the Lux Borrower as to the matters referred to in immediately preceding clauses (x) and (y). Each Authorized Representative shall be entitled to conclusively rely on any certificate of a Responsible Officer of the Lux Borrower provided to it pursuant to this Section 2.10(c).

Article III

Existence and Amounts of Liens and Obligations

Section 3.01         Determinations with Respect to Amounts of Liens and Obligations. Whenever the Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Pari Passu Obligations of any Series, or the Shared Collateral subject to any Lien securing the Pari Passu Obligations of any Series, it may (i) request that such information be furnished to it in writing by each other Authorized Representative and shall be entitled to conclusively rely on the information so furnished; or (ii) request a Responsible Officer of the Lux Borrower to provide a certificate with such information and the Collateral Agent and the applicable Authorized Representative shall be entitled to conclusively rely on such certificate of a Responsible Officer of the Lux Borrower; provided that, in the case of this clause (ii), neither the Collateral Agent nor any Authorized Representative may request that the Lux Borrower or any other Grantor (and neither the Lux Borrower nor any other Grantor shall have any obligation to) provide, and neither the Collateral Agent nor any Authorized Representative shall be entitled to, a certificate from the Lux Borrower or any other Grantor certifying that consent from a majority in the aggregate of the outstanding principal amount of Pari Passu Obligations constituting Indebtedness has been given in connection with a Direction of Majority First Lien Secured Parties. . The Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any such information or certification delivered to it in accordance with the provisions of the preceding sentence and shall have no liability to any Grantor, any Pari Passu Secured Party or any other person as a result of such reliance.

Article IV

The Collateral Agent

Section 4.01         Authority.

(a)          Each of the Pari Passu Secured Parties (including the holders of the notes issued under the Initial Additional Agreement, by their acceptance of the benefits of this Agreement and the Pari Passu Security Documents and their direction to the Initial Additional Authorized Representative to enter into this Agreement) hereby irrevocably appoints Acquiom to act on its behalf, as the Collateral Agent (or, in respect of the English Security Documents, as trustee as contemplated in Section 4.09 below) hereunder and under each of the other Pari Passu Security Documents, and authorizes the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Collateral Agent by the terms hereof or thereof, including for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Grantor to secure any of the Pari Passu Obligations, together with such powers and discretion as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction, each Authorized Representative (for itself and on behalf of the Pari Passu Secured Parties for the Series for whom it is acting) hereby grants to the Collateral Agent any required powers of attorney to execute, administer and enforce any Pari Passu Security Document governed by the laws of such jurisdiction on behalf of such Authorized Representative (and/or any Pari Passu Secured Party for the Series for whom it is acting). In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 4.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under any of the Pari Passu Security Documents, or for exercising any rights and remedies thereunder at the Direction of Majority First Lien Secured Parties, shall be entitled to the benefits, without duplication, of all provisions of this Article IV and Article VIII of the Credit Agreement and the equivalent provision of any Additional Document (as though such co-agents, sub-agents and attorneys-in-fact were the “Collateral Agent” or similarly-titled agent named therein) as if set forth in full herein with respect thereto.

(b)          In furtherance of the foregoing, each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting, acknowledges and agrees that the Collateral Agent shall be entitled, for the benefit of the Pari Passu Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Pari Passu Security Documents, as applicable, without regard to any rights to which any Pari Passu Secured Parties would otherwise be entitled as a result of the Pari Passu Obligations held by such Pari Passu Secured Parties. Without limiting the foregoing, each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting, agrees that none of the Collateral Agent or any other Pari Passu Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Pari Passu Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Pari Passu Obligations), in any manner that would maximize the return to the Pari Passu Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Pari Passu Secured Parties from such realization, sale, disposition or liquidation. Each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting waives any claim it may now or hereafter have against the Collateral Agent or the Authorized Representative of any other Series of Pari Passu Obligations or any other Pari Passu Secured Party of any other Series arising out of (i) any actions which the Collateral Agent, any Authorized Representative or the Pari Passu Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Pari Passu Obligations from any account debtor, guarantor or any other party) in accordance with the Pari Passu Security Documents or any other agreement related thereto or to the collection of the Pari Passu Obligations or the valuation, use, protection or release of any security for the Pari Passu Obligations, (ii) any election by the Collateral Agent (acting at the Direction of Majority First Lien Secured Parties) or any holders of Pari Passu Obligations, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code or (iii) subject to Section 2.05, any borrowing, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, by the Grantors or any of their Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Pari Passu Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Pari Passu Obligations for whom such Collateral constitutes Shared Collateral.

(c)          Each Authorized Representative acknowledges and agrees that upon execution and delivery of a Joinder Agreement substantially in the form of Annex II by an Additional Senior Class Debt Representative, the Collateral Agent and each Grantor in accordance with Section 6.13, the Collateral Agent will continue to act in its capacity as Collateral Agent in respect of the then existing Authorized Representatives and such additional Authorized Representative.

Section 4.02         Rights as a Pari Passu Secured Party. The person serving as the Collateral Agent hereunder shall have the same rights and powers in its capacity as a Pari Passu Secured Party under any Series of Pari Passu Obligations that it holds as any other Pari Passu Secured Party of such Series and may exercise the same as though it were not the Collateral Agent and the term “Pari Passu Secured Party” or “Pari Passu Secured Parties” or (as applicable) “Credit Agreement Secured Party,” “Credit Agreement Secured Parties,” “Additional Secured Party,” “Additional Secured Parties,” “Initial Additional Secured Party” or “Initial Additional Secured Parties” shall, if applicable and unless otherwise expressly indicated or unless the context otherwise requires, include the person serving as the Collateral Agent hereunder in its individual capacity. Such person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Parent, any Borrower or any Subsidiary or other Affiliate thereof as if such person were not the Collateral Agent hereunder and without any duty to account therefor to any other Pari Passu Secured Party.

Section 4.03         Exculpatory Provisions.

(a)          The Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Pari Passu Security Documents to which it is a party. Without limiting the generality of the foregoing, the Collateral Agent:

(i)          shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Pari Passu Security Documents that the Collateral Agent is required to exercise at the Direction of Majority First Lien Secured Parties; provided that the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Collateral Agent to liability or that is contrary to any Pari Passu Security Document or applicable law;

(ii)        shall not, except as expressly set forth herein and in the other Pari Passu Security Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent, any Borrower or any of their respective Affiliates that is communicated to or obtained by the person serving as the Collateral Agent or any of its Affiliates in any capacity;

(iii)       shall not be liable for any action taken or not taken by it (A) with the consent or at the request of the Collateral Agent at the Direction of Majority First Lien Secured Parties or (B) in the absence of the willful misconduct, gross negligence, bad faith or material breach of this Agreement by the Collateral Agent or any affiliate, director, officer, employee, counsel, agent or attorney-in-fact of the Collateral Agent (in each case, as determined by a court of competent jurisdiction in a final, non-appealable judgment) or (C) in reliance on a certificate of a Responsible Officer of the Lux Borrower stating that such action is permitted by the terms of this Agreement (it being understood and agreed that the Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Pari Passu Obligations unless and until notice describing such Event of Default is given to the Collateral Agent by the Authorized Representative of such Pari Passu Obligations or the Lux Borrower);

(iv)       shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Pari Passu Security Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Pari Passu Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Pari Passu Security Documents, (E) the existence, value or the sufficiency of any Collateral for any Series of Pari Passu Obligations, or (F) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Collateral Agent; and

(v)         with respect to the Credit Agreement or any Additional Document, may conclusively assume that the Grantors have complied with all of their obligations thereunder unless advised in writing by the Authorized Representative thereunder to the contrary specifically setting forth the alleged violation.

(b)          Each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting acknowledges that, in addition to acting as the initial Collateral Agent, Acquiom also serves as Administrative Agent (under, and as defined in, the Credit Agreement), and each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting, hereby waives any right to make any objection or claim against Acquiom (or any successor Collateral Agent or any of their respective counsel) based on any alleged conflict of interest or breach of duties arising from the Collateral Agent also serving as the Credit Agreement Administrative Agent.

Section 4.04         Reliance by Collateral Agent. The Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. The Collateral Agent may consult with legal counsel (who may include, but shall not be limited to, counsel for any Grantor or counsel for the Collateral Agent), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 4.05         Delegation of Duties. The Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Pari Passu Security Document by or through any one or more sub-agents appointed by the Collateral Agent. The Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Affiliates of the Collateral Agent and any such sub-agent.

Section 4.06         Non-Reliance on Collateral Agent and Other Pari Passu Secured Parties. Each Pari Passu Secured Party, through the Authorized Representative of its Series executing this Agreement, acknowledges that it has, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Secured Credit Documents. Each Pari Passu Secured Party through the Authorized Representative of its Series executing this Agreement, also acknowledges that it will, independently and without reliance upon the Collateral Agent, any Authorized Representative or any other Pari Passu Secured Party or any of their Affiliates and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Secured Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 4.07         Resignation of Collateral Agent. The Collateral Agent may at any time give notice of its resignation as Collateral Agent under this Agreement and the other Pari Passu Security Documents to each Authorized Representative and the Lux Borrower. Upon receipt of any such notice of resignation, the Collateral Agent, acting at the Direction of Majority First Lien Secured Parties, shall have the right, subject to the reasonable consent of the Lux Borrower (so long as no Event of Default under Section 7.01(b), (c), (h) or (i) of the Credit Agreement (or any equivalent provision of the Initial Additional Agreement or any other Additional Document)), to appoint a successor, which shall be a bank or trust company with an office in the United States, or an Affiliate of any such bank or trust company with an office in the United States. If no such successor shall have been so appointed by the Collateral Agent acting at the Direction of Majority First Lien Secured Parties and shall have accepted such appointment within 30 days after the retiring Collateral Agent gives notice of its resignation, then the retiring Collateral Agent may, on behalf of the Pari Passu Secured Parties, appoint a successor Collateral Agent meeting the qualifications set forth above (but without the consent of any other Pari Passu Secured Party or any Grantor); provided that if the Collateral Agent shall notify the Lux Borrower and each Authorized Representative that no qualifying person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Collateral Agent shall be discharged from its duties and obligations hereunder and under the Pari Passu Security Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Pari Passu Secured Parties under any of the Pari Passu Security Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the perfection of the security interests of the Pari Passu Secured Parties therein until such time as a successor Collateral Agent is appointed but with no obligation to take any further action at the Direction of Majority First Lien Secured Parties or at the request of any other Pari Passu Secured Parties or any Grantor), and (b) all payments, communications and determinations provided to be made by, to or through the Collateral Agent shall instead be made by or to each Authorized Representative directly, until such time as the Collateral Agent acting at the Direction of Majority First Lien Secured Parties appoints a successor Collateral Agent as provided for above in this Section. Effective upon the acceptance of a successor’s appointment as Collateral Agent hereunder and under the Pari Passu Security Documents, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Collateral Agent and the term “Collateral Agent” shall mean such successor, and the retiring (or retired) Collateral Agent shall be discharged from all of its duties and obligations hereunder or under the other Pari Passu Security Documents (if not already discharged therefrom as provided above in this Section). After the retiring Collateral Agent’s resignation hereunder and under the other Secured Credit Documents, the provisions of this Article and Article VIII of the Credit Agreement and the equivalent provisions of any Additional Documents shall continue in effect for the benefit of such retiring Collateral Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Collateral Agent was acting as Collateral Agent. Upon any notice of resignation of the Collateral Agent hereunder and under the Pari Passu Security Documents, the Grantors agree to use commercially reasonable efforts to transfer (and maintain the validity and priority of) the Liens in favor of the retiring Collateral Agent under the Pari Passu Security Documents to the successor Collateral Agent. Notwithstanding the foregoing, prior to the Discharge of Credit Agreement Obligations, this Section 4.07 shall, solely with respect to the Credit Agreement Obligations, be subject to the terms of the Credit Agreement.

Section 4.08         Collateral and Guaranty Matters. Each of the Pari Passu Secured Parties irrevocably authorizes the Collateral Agent, at its option and in its discretion:

(a)          to release any Lien on any property granted to or held by the Collateral Agent under any Pari Passu Security Document in accordance with Section 2.04 or to the extent otherwise in accordance with the terms of the then-existing Secured Credit Documents, upon receipt of a certificate of an Responsible Officer of the Lux Borrower stating that the release of such Lien is permitted by the terms of each then extant Secured Credit Document; and

(b)          to release any Grantor from its obligations under the Pari Passu Security Documents in accordance with Section 2.04 or to the extent otherwise in accordance with the terms of the then-existing Secured Credit Documents, upon receipt of a certificate of a Responsible Officer of the Lux Borrower stating that such release is permitted by the terms of each then-extant Secured Credit Document.

Section 4.09         Trust Provisions.

(a)          Declaration of Trust. The Collateral Agent declares that it holds the English Trust Property on trust for the Pari Passu Secured Parties on the terms contained in this Agreement.

(b)          The Collateral Agent:

(i)          The Collateral Agent shall have such rights, powers, authorities and discretions as are (1) conferred on trustees by the English Trustee Acts; (2) by way of supplement to the Trustee Acts as provided for in this Agreement and/or the English Security Documents; and (3) any which may be vested in the Collateral Agent by law or regulation or otherwise.

(ii)         Section 1 of the Trustee Act 2000 shall not apply to the duties of the Collateral Agent in relation to the trusts constituted by this Agreement. Where there are any inconsistencies between the English Trustee Acts and the provisions of this Agreement, the provisions of this Agreement shall, to the extent permitted by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Agreement shall constitute a restriction or exclusion for the purposes of that Act.

(iii)       All moneys from time to time received or recovered by the Collateral Agent in respect of the English Trust Property and the net proceeds from the realization or enforcement of all or any part of the English Transaction Security shall be held by the Collateral Agent on trust to promptly apply them in the order of priority set forth in Section 2.01.

(iv)       Nothing in this Agreement or the English Security Documents constitutes the Collateral Agent as an agent, trustee or fiduciary of any Pari Passu Secured Party with respect to the English Transaction Security and the Collateral Agent shall not be bound to account to any other Pari Passu Secured Party for any sum or the profit element of any sum received by it for its own account.

(v)        If the Collateral Agent were to resign or be replaced in accordance with Section 4.07, its resignation or replacement with respect to the English Trust Property shall only take effect upon the transfer of the English Trust Property to its successor.

(c)          Termination of the Trusts. If the Discharge of all Pari Passu Obligations has occurred, then the trusts set out in this Agreement shall be wound up and the Collateral Agent shall release, without recourse or warranty, all of the English Transaction Security and the rights of the Collateral Agent under each of the English Security Documents.

(d)          Reliance

(i)          For the avoidance of doubt, the Collateral Agent shall be entitled to the benefit of, and act in accordance with this Article IV, including in its capacity of trustee as set forth in this Section 4.09. Any Receiver or a Delegate may rely on (but has no obligations under) this Article IV as if referred to herein as Collateral Agent, subject to the provisions of the Contracts (Rights of Third Parties) Act 1999.

(ii)         The Collateral Agent may appoint and pay any person to act as a custodian or nominee on any terms in relation to any asset of the trust as the Collateral Agent may determine, including for the purpose of depositing with a custodian this Agreement or any document relating to the trust created under this Agreement and the Collateral Agent shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it under this Agreement or be bound to supervise the proceedings or acts of any person.

(iii)        Each of the Collateral Agent, any Receiver and any Delegate may, at any time (and upon such terms and conditions as the Collateral Agent, Receiver or Delegate (as the case may be) thinks fit), delegate by power of attorney or otherwise to any pers on for any period, all or any right, power, authority or discretion vested in it in its capacity as such.

(iv)       The Collateral Agent may at any time appoint (and subsequently remove) any person to act as a separate trustee or as a co-trustee jointly with it:

(A)          if it considers that appointment to be in the interests of the Pari Passu Secured Parties;

(B)          for the purposes of conforming to any legal requirement, restriction or condition which the Collateral Agent deems to be relevant; or

(C)          for obtaining or enforcing any judgment in any jurisdiction;

and the Collateral Agent shall give prior notice to the Pari Passu Secured Parties of that appointment. Any person so appointed shall have the rights, powers, authorities and discretions (not exceeding those given to the Collateral Agent under or in connection with this Agreement and the English Security Documents) and the duties, obligations and responsibilities that are given or imposed by the instrument of appointment.

Article V

Parallel Debt

For the purpose of taking and ensuring the continuing validity of each Lien on the Collateral granted under the Pari Passu Security Documents governed by the laws of (or to the extent affecting assets situated in) Switzerland or any other jurisdiction in which an effective Lien cannot be granted in favor of the Collateral Agent as trustee or agent for some or all of the Pari Passu Secured Parties, notwithstanding any contrary provision in any Secured Credit Document:

(a)           the Parent, each Borrower and each Grantor (together the “Obligors”) irrevocably and unconditionally undertake to pay to the Collateral Agent as an independent and separate creditor an amount (the “Parallel Obligations”) equal to: (i) all present and future, actual or contingent amounts owing by such Obligors to a Pari Passu Secured Party under or in connection with the Secured Credit Documents as and when the same fall due for payment under or in connection with the Secured Credit Documents (including, for the avoidance of doubt, any change, extension or increase in those obligations pursuant to or in connection with any amendment or supplement or restatement or novation of any Secured Credit Document, in each case whether or not anticipated as of the date of this Agreement) and (ii) any amount which such Obligor owes to a Pari Passu Secured Party as a result of a party rescinding a Secured Credit Document or as a result of invalidity, illegality, or unenforceability of a Secured Credit Document (the “Original Obligations”);

(b)           the Collateral Agent shall have its own independent right to claim performance of the Parallel Obligations (including, without limitation, any suit, execution, enforcement of security, recovery of guarantees and applications for and voting in respect of any kind of insolvency proceedings) and the Parallel Obligations shall not constitute the Collateral Agent and any other Pari Passu Secured Party as joint creditors;

(c)           the Parallel Obligations shall not limit or affect the existence of the Original Obligations for which the Pari Passu Secured Parties shall have an independent right to demand payment;

(d)           notwithstanding clauses (b) and (c) above:

(i)         the Parallel Obligations shall be decreased to the extent the Collateral Agent receives (and retains) and applies any payment against the discharge of its Parallel Obligations to the Collateral Agent and the Original Obligations shall be decreased to the same extent;

(ii)         payment by an Obligor of its Original Obligations to the relevant Pari Passu Secured Party shall to the same extent decrease and be a good discharge of the Parallel Obligations owing by it to the Collateral Agent; and

(iii)        if any Original Obligation is subject to any limitations under the Secured Credit Documents, then the same limitations shall apply mutatis mutandis to the relevant Parallel Obligation corresponding to that Original Obligation;

(e)           the Parallel Obligations are owed to the Collateral Agent in its own name on behalf of itself and not as agent or representative of any other person nor as trustee and all property subject to a Lien on Collateral shall secure the Parallel Obligations so owing to the Collateral Agent in its capacity of creditor of the Parallel Obligations;

(f)           each Obligor irrevocably and unconditionally waives any right it may have to require a Pari Passu Secured Party to join any proceedings as co-claimant with the Collateral Agent in respect of any claim by the Collateral Agent against an Obligor under this Article V;

(g)           each Obligor agrees that:

(i)          any defect affecting a claim of the Collateral Agent against any Obligor under this Article V will not affect any claim of a Pari Passu Secured Party against such Obligor under or in connection with the Secured Credit Documents; and

(ii)          any defect affecting a claim of a Pari Passu Secured Party against any Obligor under or in connection with the Secured Credit Documents will not affect any claim of the Collateral Agent under this Article V; and

(h)           if the Collateral Agent returns to any Obligor, whether in any kind of insolvency proceedings or otherwise, any recovery in respect of which it has made a payment to a Pari Passu Secured Party, that Pari Passu Secured Party must repay an amount equal to that recovery to the Collateral Agent.

Article VI

Miscellaneous

Section 6.01          Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a)           if to the Collateral Agent or to the Authorized Representative for the Credit Agreement Secured Parties, to it at Acquiom Agency Services LLC, 950 17th Street, Suite 1400, Denver, CO 80202;

(b)           if to the Initial Additional Authorized Representative, to it at Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, Wilmington, Delaware 19801;

(c)           if to any other additional Authorized Representative, to it at the address set forth in the applicable Joinder Agreement.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and, may be personally served, telecopied, electronically mailed or sent by courier service or U.S. mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or electronic mail or upon receipt via U.S. mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, the addresses of the parties hereto shall be as set forth above or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a Business Day) and on the next Business Day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date three Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 6.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 6.01. To the extent agreed to in writing among the Collateral Agent and each Authorized Representative from time to time and upon notification to the Lux Borrower, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

Section 6.02         Waivers; Amendment; Joinder Agreements.

(a)          No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 6.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b)          Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement or any Supplement contemplated by Section 6.16) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and the Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires any Grantor’s consent or which increases the obligations or reduces the rights of or otherwise materially adversely affects the Parent, any Borrower or any other Grantor, with the consent of the Lux Borrower).

(c)          Notwithstanding the foregoing, without the consent of any Pari Passu Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 6.13 and upon such execution and delivery, such Authorized Representative and the Additional Secured Parties and Additional Obligations of the Series for which such Authorized Representative is acting hereunder agree to be bound by, and shall be subject to, the terms hereof.

(d)          Notwithstanding the foregoing, in connection with any Refinancing of Pari Passu Obligations of any Series, or the incurrence of Additional Obligations of any Series, the Collateral Agent and the Authorized Representatives, each party hereto shall enter (and are hereby authorized to enter without the consent of any other Pari Passu Secured Party or any Grantor), at the request of the Collateral Agent, any Authorized Representative or the Lux Borrower, into such amendments or modifications of this Agreement as are reasonably necessary to reflect such Refinancing or such incurrence in compliance with the Secured Credit Documents and are reasonably satisfactory to the Collateral Agent and each such Authorized Representative; provided that the Collateral Agent or any Authorized Representative may condition its execution and delivery of any such amendment or modification on a receipt of a certificate from a Responsible Officer of the Lux Borrower to the effect that such Refinancing or incurrence is permitted by the then-existing Secured Credit Documents.

Section 6.03         Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, as well as the other Pari Passu Secured Parties, all of whom are intended to be bound by, and to be third-party beneficiaries of, this Agreement.

Section 6.04         Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

Section 6.05         Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile, pdf. or other electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

Section 6.06         Severability. Any provision of this Agreement that is held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof, and the invalidity in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.         The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 6.07         GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT (WHETHER IN CONTRACT OR TORT OR OTHERWISE) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK EXCEPT FOR SECTION 4.09 OF THIS AGREEMENT AND ANY NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH THAT SECTION, WHICH SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH ENGLISH LAW.

Section 6.08         Submission to Jurisdiction Waivers; Consent to Service of Process.

(a)          Each party hereto (and in the case of the Collateral Agent and each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting) irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in the Borough of Manhattan, in the City of New York (or any appellate court therefrom), in any action or proceeding arising out of or relating to this Agreement, or for recognition and enforcement of any judgment rendered in respect thereof, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b)          Each party hereto (and in the case of Collateral Agent and each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting) irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(c)          Each party hereto (and in the case of Collateral Agent and each Authorized Representative, on behalf of itself and the Pari Passu Secured Parties of the Series for whom it is acting) irrevocably consents to the service of process in the manner provided for notices in Section 6.01. Nothing herein shall affect the right of any other party hereto (or any Pari Passu Secured Party) to effect service of process in any other manner permitted by law.

(d)          To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto that it may have to claim or recover in any legal action or proceeding referred to in this Section 6.08 any special, indirect, exemplary, punitive or consequential damages. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement.

Section 6.09         WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT (WHETHER IN CONTRACT OR TORT OR OTHERWISE). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.09.

Section 6.10         Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 6.11         Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Pari Passu Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control to the extent of the conflict or inconsistency.

Section 6.12         Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Pari Passu Secured Parties in relation to one another. None of the Parent, any Borrower, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Section 2.04, 2.05, 2.08, 2.09 or Article is intended to or will amend, waive or otherwise modify the provisions of the Credit Agreement or any Additional Documents), and none of the Parent, any Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Pari Passu Obligations as and when the same shall become due and payable in accordance with their terms.

Section 6.13         Additional Senior Debt. To the extent, but only to the extent permitted by the provisions of each of the then-extant Secured Credit Documents, the Borrowers may incur additional indebtedness after the date hereof that is secured on an equal and ratable basis by the Liens securing the Pari Passu Obligations on a first lien basis that is pari passu in right of payment with the Second-Out Term Loans (as defined in the Credit Agreement) and Initial Additional Obligations (such indebtedness referred to as “Additional Senior Class Debt”). Any such Additional Senior Class Debt may be secured by a Lien and may be guaranteed by the Grantors on a senior basis (which Lien shall rank on a pari passu basis with the Liens on the Shared Collateral securing all other Pari Passu Obligations that are secured on a first lien basis), in each case under and pursuant to the Additional Documents, if and subject to the condition that the Authorized Representative of any such Additional Senior Class Debt (each, an “Additional Senior Class Debt Representative”), acting on behalf of the holders of such Additional Senior Class Debt (such Additional Senior Class Debt Representative and holders in respect of any Additional Senior Class Debt being referred to as the “Additional Senior Class Debt Parties”), becomes a party to this Agreement as an Authorized Representative, by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.

In order for an Additional Senior Class Debt Representative to become a party to this Agreement as an Authorized Representative:

(i)         such Additional Senior Class Debt Representative and each Grantor shall have executed and delivered a Joinder Agreement (with such changes as may be reasonably approved by the Collateral Agent and such Additional Senior Class Debt Representative) pursuant to which such Additional Senior Class Debt Representative becomes an Authorized Representative hereunder and the Additional Senior Class Debt in respect of which such Additional Senior Class Debt Representative is the Authorized Representative constitutes Additional Obligations and the related Additional Senior Class Debt Parties become subject hereto and bound hereby as Additional Secured Parties;

(ii)        the Lux Borrower shall have (x) delivered to the Collateral Agent and each then- existing Authorized Representative true and complete copies of each of the Additional Documents relating to such Additional Senior Class Debt, certified as being true and correct by a Responsible Officer of the Lux Borrower, and (y) identified in a certificate of a Responsible Officer the obligations to be designated as Additional Obligations and the initial aggregate principal amount or face amount thereof and certified that such obligations are permitted to be incurred and secured on a pari passu basis with the then-extant Pari Passu Obligations and by the terms of the then-extant Secured Credit Documents;

(iii)        all filings, recordations and/or amendments or supplements to the Pari Passu Security Documents necessary or desirable in the reasonable judgment of the Collateral Agent and such Additional Senior Class Debt Representative to confirm and perfect the Liens securing the relevant obligations relating to such Additional Senior Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of the Collateral Agent and such Additional Senior Class Debt Representative), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments have been taken in the reasonable judgment of the Collateral Agent and such Additional Senior Class Debt Representative); and

(iv)       the Additional Documents, as applicable, relating to such Additional Senior Class Debt shall provide, in a manner reasonably satisfactory to the Collateral Agent, that each Additional Senior Class Debt Party with respect to such Additional Senior Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Senior Class Debt.

Section 6.14         Agent Capacities. Except as expressly provided herein or in the Pari Passu Security Documents, Acquiom is acting (i) in the capacity of Collateral Agent solely for the Pari Passu Secured Parties and (ii) in the capacity of Credit Agreement Administrative Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Initial Additional Documents, WSFS is acting in the capacity of Initial Additional Authorized Representative solely for the Initial Additional Secured Parties. Except as expressly set forth herein, none of the Collateral Agent, the Credit Agreement Administrative Agent or the Initial Additional Authorized Representative shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents.

Section 6.15         Integration. This Agreement together with the other Secured Credit Documents and the Pari Passu Security Documents represents the agreement of each of the Grantors and the Pari Passu Secured Parties with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by any Grantor, the Collateral Agent, or any other Pari Passu Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents.

Section 6.16         Additional Grantors. The Parent agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument substantially in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The parties hereto further agree that, notwithstanding any failure to take the actions required by the immediately preceding sentence, each person that becomes a Grantor at any time (and any security granted by any such person) shall be subject to the provisions hereof as fully as if same constituted a Grantor party hereto and had complied with the requirements of the immediately preceding sentence. The execution and delivery of such instrument shall not require the consent of any other party hereunder and will be acknowledged by the Collateral Agent and each Authorized Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

Section 6.17         Effectiveness. This Agreement shall become effective on the date on which each Grantor, the Collateral Agent, the Credit Agreement Authorized Representative and the Initial Additional Authorized Representative shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered the same to the Collateral Agent.

Section 6.18         Pari Passu Secured Parties. Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that this Agreement only applies to the Pari Passu Secured Parties in their capacities as holders of the Pari Passu Obligations. Without limiting the foregoing, this Agreement does not restrict or apply to the Pari Passu Secured Parties in their capacities as holders of any indebtedness or other obligations of the Grantors other than the Pari Passu Obligations, or in their capacities as holders of equity interests of the Grantors.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

ACQUIOM AGENCY SERVICES LLC,
as Collateral Agent

By:
Name:
Title:

[CREDIT AGREEMENT AUTHORIZED REPRESENTATIVE]

[IL/FL Intercreditor Agreement]

WILMINGTON SAVINGS FUND SOCIETY, FSB, as
Initial Additional Authorized Representative

By:
Name:
Title:

[IL/IL Intercreditor Agreement]

Acknowledged and Agreed to by:

MALLINCKRODT PLC as the Parent

By:
Name:
Title:

MALLINCKRODT INTERNATIONAL
FINANCE S.A. as the Lux Borrower

By:
Name:
Title:

MALLINCKRODT CB LLC, as the Co-Borrower

By:
Name:
Title:

[IL/IL Intercreditor Agreement]

[OTHER OBLIGORS]

By:
Name:
Title:

[IL/IL Intercreditor Agreement]

ANNEX I

GRANTORS

1.	Acthar IP Unlimited Company
2.	IMC Exploration Company
3.	Infacare Pharmaceutical Corporation
4.	INO Therapeutics LLC
5.	Ludlow LLC
6.	MAK LLC
7.	Mallinckrodt APAP LLC
8.	Mallinckrodt ARD Finance LLC
9.	Mallinckrodt ARD Holdings Inc.
10.	Mallinckrodt ARD Holdings Limited
11.	Mallinckrodt ARD IP Unlimited Company
12.	Mallinckrodt ARD LLC
13.	Mallinckrodt Brand Pharmaceuticals LLC
14.	Mallinckrodt Buckingham Unlimited Company
15.	Mallinckrodt CB LLC
16.	Mallinckrodt Critical Care Finance LLC
17.	Mallinckrodt Enterprises Holdings LLC
18.	Mallinckrodt Enterprises LLC
19.	Mallinckrodt Enterprises UK Limited
20.	Mallinckrodt Equinox Finance LLC
21.	Mallinckrodt Hospital Products Inc.
22.	Mallinckrodt Hospital Products IP Unlimited Company
23.	Mallinckrodt International Finance S.A.
24.	Mallinckrodt International Holdings S.à r.l.
25.	Mallinckrodt IP Unlimited Company
26.	Mallinckrodt LLC
27.	Mallinckrodt Lux IP S.à r.l.
28.	Mallinckrodt Manufacturing LLC

ANNEX I-1

29.	Mallinckrodt Pharma IP Trading Unlimited Company
30.	Mallinckrodt Pharmaceuticals Ireland Limited
31.	Mallinckrodt Pharmaceuticals Limited
32.	Mallinckrodt plc
33.	Mallinckrodt Quincy S.à r.l.
34.	Mallinckrodt UK Finance LLP
35.	Mallinckrodt UK Ltd
36.	Mallinckrodt US Holdings LLC
37.	Mallinckrodt US Pool LLC
38.	Mallinckrodt Veterinary, Inc.
39.	Mallinckrodt Windsor Ireland Finance Unlimited Company
40.	Mallinckrodt Windsor S.à r.l.
41.	MCCH LLC
42.	MEH, Inc.
43.	MHP Finance LLC
44.	MKG Medical UK Ltd
45.	MNK 2011 LLC
46.	MUSHI UK Holdings Limited
47.	Ocera Therapeutics LLC
48.	Petten Holdings Inc.
49.	SpecGX Holdings LLC
50.	SpecGX LLC
51.	ST Operations LLC
52.	ST Shared Services LLC
53.	ST US Holdings LLC
54.	ST US Pool LLC
55.	Stratatech Corporation
56.	Sucampo Holdings Inc.
57.	Sucampo Pharma Americas LLC
58.	Sucampo Pharmaceuticals LLC
59.	Therakos, Inc.

ANNEX I-2

60.	Vtesse LLC
61.	WebsterGx Holdco LLC

ANNEX I-3

ANNEX II

[FORM OF] JOINDER NO. [•] dated as of [•], 20[•], to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of November 14, 2023 (the “First Lien Intercreditor Agreement”), among MALLINCKRODT PLC, a public limited company incorporated in Ireland (the “Parent”), MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 172.865 (the “Lux Borrower”), MALLINCKRODT CB LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Lux Borrower, the “Borrowers”), and certain Subsidiaries and Affiliates of the Parent, ACQUIOM AGENCY SERVICES LLC, as Collateral Agent for the Pari Passu Secured Parties under the Pari Passu Security Documents (in such capacity, the “Collateral Agent”). the Credit Agreement Authorized Representative, WILMINGTON SAVINGS FUND SOCIETY, FSB as Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A          Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.          As a condition to the ability of the Borrowers to incur Additional Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional Security Documents relating thereto, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by, the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the First Lien Intercreditor Agreement as Additional Obligations and Additional Secured Parties, respectively, upon the execution and delivery by the Additional Senior Class Debt Representative of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 6.13 of the First Lien Intercreditor Agreement. The undersigned Additional Senior Class Debt Representative (the “New Representative”) is executing this Joinder Agreement in accordance with the requirements of the First Lien Intercreditor Agreement and the Pari Passu Security Documents.

Accordingly, each Authorized Representative and the New Representative and the Collateral Agent agree as follows:

SECTION 1. In accordance with Section 6.13 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by, the First Lien Intercreditor Agreement as Additional Obligations and Additional Secured Parties, with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative, and the New Representative, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as Authorized Representative and to the Additional Senior Class Debt Parties that it represents as Additional Secured Parties. Each reference to an “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

ANNEX II-1

SECTION 2. The New Representative represents and warrants to the Collateral Agent, each Authorized Representative and the other Pari Passu Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [trustee/administrative agent] under [describe new facility], (ii) this Joinder Agreement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and (iii) the Additional Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Joinder Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional Secured Parties.

SECTION 3. This Joinder Agreement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder Agreement shall become effective when the Collateral Agent shall have received a counterpart of this Joinder Agreement that bears the signatures of the New Representative. Delivery of an executed signature page to this Joinder Agreement by telecopy, .pdf or other electronic imaging means shall be effective as delivery of a manually signed counterpart of this Joinder Agreement.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (WHETHER IN CONTRACT OR TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

SECTION 6. In case any one or more of the provisions contained in this Joinder Agreement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative or the New Collateral Agent shall be given to it at its address set forth below its signature hereto.

SECTION 8. Each of the Parent and each Borrower agree, jointly and severally, to reimburse the Collateral Agent and each Authorized Representative for their reasonable documented out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel, in each case as required by the applicable Secured Credit Documents.

[Remainder of Page Intentionally Left Blank]

ANNEX II-2

IN WITNESS WHEREOF, the New Representative has duly executed this Joinder Agreement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as
[●] for the holders of
[●],

By:
Name:
Title:

Address for notices:

[c]
[●]
attention of: [●]
Telecopy: [●]

ANNEX II-3

Acknowledged by:

[SIGNATURE BLOCKS OF GRANTORS]

ANNEX II-4

Schedule I to the
Joinder Agreement to the First
Lien Intercreditor Agreement

GRANTORS

Schedule I-1

ANNEX III

FORM OF SUPPLEMENT

SUPPLEMENT NO. [•] dated as of [•], 20[•], to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of November 14, 2023 (the “First Lien Intercreditor Agreement”), among MALLINCKRODT PLC, a public limited company incorporated in Ireland (the “Parent”), MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg (“Luxembourg”), having its registered office at 124, boulevard de la Pétrusse, L-2330 Luxembourg, and registered with the Luxembourg Trade and Companies Register (R.C.S. Luxembourg) under number B 172.865 (the “Lux Borrower”), MALLINCKRODT CB LLC, a Delaware limited liability company (the “Co-Borrower” and, together with the Lux Borrower, the “Borrowers”), and certain Subsidiaries and Affiliates of the Parent, ACQUIOM AGENCY SERVICES LLC, as the Collateral Agent, the Credit Agreement Authorized Representative, WILMINGTON SAVINGS FUND SOCIETY, FSB, as the Initial Additional Authorized Representative, and the additional Authorized Representatives from time to time party thereto.

A          Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B.          The Grantors have entered into the First Lien Intercreditor Agreement. Pursuant to the Credit Agreement and certain Additional Documents, certain newly acquired or organized Subsidiaries of the Parent are required to enter into the First Lien Intercreditor Agreement. Section 6.16 of the First Lien Intercreditor Agreement provides that such Subsidiaries may become party to the First Lien Intercreditor Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Credit Agreement and the Additional Documents.

Accordingly, the New Grantor agrees as follows:

SECTION 1. In accordance with Section 6.16 of the First Lien Intercreditor Agreement, the New Grantor by its signature below becomes a Grantor under the First Lien Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the First Lien Intercreditor Agreement shall be deemed to include the New Grantor. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. The New Grantor represents and warrants to the Collateral Agent and each Authorized Representative and the other Pari Passu Secured Parties that (i) it has the full power and authority to enter into this Supplement and (ii) this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by Bankruptcy Law and by general principles of equity.

SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when each Authorized Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission or other electronic method shall be as effective as delivery of a manually signed counterpart of this Supplement.

ANNEX III-1

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER (WHETHER IN CONTRACT OR TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 6.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Lux Borrower as specified in the First Lien Intercreditor Agreement.

SECTION 8. Each of the Parent and each Borrower agree, jointly and severally, to reimburse each Authorized Representative for its reasonable documented out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for each Authorized Representative as required by the applicable Secured Credit Documents.

IN WITNESS WHEREOF, the New Grantor has duly executed this Supplement to the First Lien Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW GRANTOR]

BY:
Name:
Title:

ANNEX III-2

ACQUIOM AGENCY SERVICES LLC, not in its individual capacity, but solely as First Lien Collateral Agent

By:
Name:
Title:

[CREDIT AGREEMENT AUTHORIZED REPRESENTATIVE]

WILMINGTON SAVINGS FUND SOCIETY, FSB, as Initial Additional Authorized Representative

By:
Name:
Title:

ANNEX III-3